SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  / /

Filed by a Party other than the Registrant  /x/

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /  Definitive Proxy Statement

/x/  Definitive Additional Materials

/ /  Soliciting Material Pursuant to ss. 240a-12


                             FIDELITY BANCORP, INC.
                (Name of Registrant as Specified in Its Charter)

                             FINANCIAL EDGE FUND, LP
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11:
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee as provided by Exchange Act Rule 0-11(a)(2) and identify for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration No.:
     (3)  Filing Party:
     (4)  Date Filed:


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         THE PL CAPITAL GROUP ANNOUNCES WITHDRAWAL OF PRELIMINARY PROXY
           STATEMENT FILED WITH RESPECT TO THE ELECTION OF DIRECTORS
                            OF FIDELITY BANCORP, INC.

     The PL Capital Group announced today that it sent a letter to the United States Securities and Exchange Commission (the "SEC") withdrawing its preliminary proxy statement earlier filed with the SEC regarding the election of directors to the board of Fidelity Bancorp, Inc. ("Fidelity") (Nasdaq: FBCI). On December 17, 2002, Fidelity announced a merger agreement with MAF Bancorp Inc., a publicly traded thrift institution based in Chicago. Subject to review of the merger agreement and related proxy/prospectus materials, the PL Capital Group believes the merger is a positive event for both Fidelity and MAF Bancorp and the PL Capital Group presently intends to vote for, and support, the merger. If the merger with MAF Bancorp Inc. is not consummated, the PL Capital Group will reevaluate its intentions regarding board representation.

     The PL Capital Group owns in the aggregate 9.9% of Fidelity's outstanding common stock.

Contact:

     PL Capital, LLC
     John Palmer, 630-848-1340
     Richard Lashley, 973-360-1666



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